INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 18 to Registration Statement No. 33-28598 of Oppenheimer Strategic Income Fund of our report dated October 28, 1998 appearing in the Statement of Additional Information, which is a part of such registration Statement, and to the reference to us under the headings "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.



/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Denver, Colorado
January 28, 1999